EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE                      Contact:  Mark F. Bradley, Controller
---------------------                                (740) 373-3155
October 10, 2000



              PEOPLES BANCORP INC. ANNOUNCES EARNINGS RELEASE DATE
              ----------------------------------------------------

         Marietta, Ohio - Peoples Bancorp Inc. (Nasdaq: PEBO) today announced the Company will release its earnings statement for the third quarter of 2000 on Monday, October 23, 2000, at approximately 1:00 pm local time.
         Also, Peoples Bancorp plans to conduct a conference call to discuss third quarter results of operations on Wednesday, October 25, 2000 at 2:00 pm. The conference call is open to the public, including investment analysts, investors, and members of the media. To participate in the call, please dial 1-800-394-0105 approximately 10 minutes before the scheduled start of the conference call. The passcode for the call is 23323 followed by the pound sign.
         Several members of Peoples Bancorp's executive management will participate in the conference call. Brief opening remarks will be followed by a question and answer period.
         A transcript of the discussion will be placed on Peoples Bancorp's web site at www.peoplesbancorp.com: click on "Investor Relations", then
"Conference Call Transcripts".
         Peoples Bancorp Inc. is a diversified financial services company with $1.1 billion in assets. The Company's lead subsidiary is Peoples Bank, which offers complete banking products and services through 38 financial service locations and 25 ATM's in the states of Ohio, West Virginia, and Kentucky. Peoples Bank also makes available other financial services via Peoples Investments, which provides client-tailored solutions for fiduciary needs, investment alternatives, and other asset management needs (securities are offered exclusively through Raymond James Financial Services, member NASD/SIPC, an independent broker/dealer located at Peoples Bank). Peoples Insurance Agency provides a full set of life, property and casualty insurance products and services. Peoples Bancorp's common stock is traded through the Nasdaq National Market System under the symbol PEBO. Learn more about Peoples Bancorp or enroll in Peoples OnLine Connection internet banking service at www.peoplesbancorp.com.

                                 END OF RELEASE